SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                                January 14, 1999
               (Date of Report - Date of earliest event reported)





                             KERR-MCGEE CORPORATION
             (Exact name of registrant as specified in its charter)


   Delaware                         1-3939                     73-0311467
  (State of                (Commission File Number)          (IRS Employer
Incorporation)                                             Identification No.)



           Kerr-McGee Center
        Oklahoma City, Oklahoma                                  73125
(Address of principal executive offices)                      (Zip Code)



                                 (405) 270-1313
                         (Registrant's telephone number)





Item 5.  Other Events

     Kerr-McGee Corporation announced it is budgeting $545 million for capital spending in 1999, following the completion of the proposed merger between Kerr-McGee and Oryx Energy Company.

     Kerr-McGee also announced it would take a non-cash, after-tax charge of $250 million in the fourth quarter of 1998 related primarily to write-downs resulting from low oil and natural gas prices.

     As a result of the proposed merger with Oryx, the Kerr-McGee board of directors voted to rescind the $300 million stock repurchase program that was announced in July 1998.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)     Exhibits

         99.1 News Release dated January 14, 1999, announcing Kerr-McGee's capital budget for 1999, a fourth quarter 1998 asset impairment write-down and the rescission of its stock repurchase program.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  KERR-MCGEE CORPORATION


                                         By:      (Deborah A. Kitchens)
                                                   Deborah A. Kitchens
                                                   Vice President and Controller

Dated:        January 19, 1999